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                                                            EXHIBIT 4.1.2


                    AMENDMENT NO. 2 TO CREDIT AGREEMENT

     This Amendment No. 2 (this "Amendment") is entered into as of
June 21, 2000 by and among BIO-RAD LABORATORIES, INC., a Delaware corporation (the "Borrower"), the undersigned lenders (collectively, the "Lenders") and BANK ONE, NA, having its principal office in Chicago, Illinois, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.


                                  RECITALS:


     WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of September 30, 1999, as amended (the "Credit Agreement");

     WHEREAS, the Borrower seeks to amend the Credit Agreement, among other things, to permit the sale of certain assets by the Borrower; and

     WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions herein set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

     2. Amendments to Credit Agreement. Upon the effectiveness of this Amendment in accordance with the provisions of Section 4 below, the Credit Agreement is hereby amended as follows:

         (a) Article I of the Credit Agreement is amended by adding thereto the following new definitions:

              "Intercompany Indebtedness" means any Indebtedness owed by the Borrower or any Subsidiary to the Borrower or any Subsidiary.

              "SMD Sale" means the sale of the assets of the Semiconductor Measurements Division of the Borrower and its Subsidiaries pursuant to a purchase agreement among the Borrower and certain of its Subsidiaries, as seller parties, and Accent Semiconductor Technologies, Inc. and ASTI Operating Company, Inc., as buyer parties.

     by amending the definition of "Excess Cash Flow" in its entirety to read as follows:

              "Excess Cash Flow" means, for any fiscal year of the Borrower, an amount equal to the Borrower's (i) Consolidated EBITDA for such period, minus (ii) income taxes paid in cash for such period,

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          minus (iii) Consolidated Capital Expenditures paid in cash during such period, minus (iv) Consolidated Interest Expense for such period, minus (v) all payments, other than mandatory prepayments, of the principal portion of the Term Loans and scheduled amortization of the principal portion of all other term Indebtedness of the Borrower and its Subsidiaries during such period, minus (vi) cash payments in respect of extraordinary and nonrecurring items, minus (vii) the increase (or plus the decrease) in Working Capital during such period, but not including any change in Working Capital resulting from an Asset Sale (whether or not accounted for as discontinued operations) or a Permitted Acquisition, in each case as calculated in accordance with Agreement Accounting Principles.

     and by adding at the end of the definition of "Applicable Percentage" the following sentence:

          Notwithstanding the foregoing, with respect to the Asset Sale consisting of the SMD Sale, the Applicable Percentage to be applied to the initial Net Cash Proceeds thereof shall be 100% and the Applicable Percentage to be applied to the subsequent conversion to cash of any note, common stock or other non-cash proceeds thereof shall be 0%.

          (b) Section 2.7.2 of the Credit Agreement is amended by adding at the end of subsection (a) thereof the following:

          Notwithstanding the foregoing, upon receipt by the Borrower or any of its Subsidiaries of the initial Net Cash Proceeds of the SMD Sale, such Net Cash Proceeds shall be applied to prepay outstanding Revolving Loans, and from the date of such prepayment until August 7, 2000, the Agent shall maintain a reserve against the availability of Revolving Loans hereunder in the amount of such initial Net Cash Proceeds. The foregoing reserve shall not affect the calculation of commitment fees pursuant to Section 2.5. On August 7, 2000, the Borrowers shall be deemed to have requested a Revolving Advance in the amount of such initial Net Cash Proceeds, and such Advance shall be made on such date, without regard to whether the conditions set forth in Section 4.2 shall have been satisfied, and the proceeds of such Advance shall be applied to prepay the Term Loans in such amount.

          (c) Section 5.8 of the Credit Agreement is amended by amending the first sentence thereof in its entirety to read as follows:

          Amended Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of June 21, 2000, setting forth their respective jurisdictions of organization and the percentage of their respective Equity Interests owned by the Borrower or other Subsidiaries.

          (d) Section 6.10 of the Credit Agreement is amended in its entirety to read as follows:

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                 6.10.  Dividends.  The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its Equity Interests at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary and excluding share repurchases of the Borrower's capital stock used
          (i) to fund employee stock purchase plans and employee stock option plans or (ii) as consideration, in whole or in part, for any Permitted Acquisition, provided that all such share repurchases do not exceed $5,000,000 in the aggregate in any fiscal year, and provided further, in the case of any repurchase of capital stock to be used as described in clause (ii) above, that no Default or Unmatured Default exists before or after giving effect to such repurchase.

          (e) Section 6.11 of the Credit Agreement is amended by deleting clauses (ii), (v), (ix) and (x) thereof and substituting therefor the following clauses (ii), (v), (ix), (x), (xi) and (xii):

                 (ii) Indebtedness (other than Indebtedness of Foreign Subsidiaries and Intercompany Indebtedness) existing on April 30, 2000 and described in Part I of Amended Schedule 6.11.

                 (v) Indebtedness (other than Intercompany Indebtedness) of Foreign Subsidiaries not exceeding $25,000,000 (or equivalent in foreign currencies) in aggregate principal amount at any one time outstanding.

                 (ix) Intercompany Indebtedness of the Borrower to any Subsidiary or of any Guarantor to the Borrower or any other Subsidiary or of any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor; provided that if the Borrower or any Guarantor is the obligor on such Intercompany Indebtedness, such Intercompany Indebtedness shall be expressly subordinate to the payment in full of the Secured Obligations in a manner satisfactory in form and substance to the Agent.

                 (x) Intercompany Indebtedness of any Subsidiary that is not a Guarantor to the Borrower or any Guarantor existing on April 30, 2000 and described on Part II of Amended Schedule 6.11.

                 (xi) Other Intercompany Indebtedness, not otherwise permitted by clauses (ix) and (x) above, permitted by Section 6.14.(iii)

                 (xii) Other Indebtedness (other than Intercompany Indebtedness), not otherwise permitted by clauses (i) through (xi) above, not exceeding $15,000,000 in the aggregate outstanding at any one time.

          (f) Section 6.14 of the Credit Agreement is amended by amending clause (ii) thereof in its entirety to read as follows:

                                    3

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                 (ii) Investments in Equity Interests in Subsidiaries
          existing on April 30, 2000; Intercompany Indebtedness permitted by
          Section 6.11 (other than clause (xi) thereof); and other Investments existing on April 30, 2000 and described in Amended
          Schedule 6.14.

     by amending clause (iii) thereof to add the following sentence at the end thereof:

                 To the extent that the Borrower or any Guarantor makes an Investment in a Subsidiary by converting Intercompany Indebtedness of such Subsidiary to an Equity Interest or Equity Interests in such Subsidiary, such conversion shall not be deemed to be a new Investment for purposes of this clause (iii).

     and by renumbering clause (vii) thereof as clause (ix) and adding new clauses (vii) and (viii) thereto to read as follows:

                 (vii) Investments in the Ancillary Assets (as defined in the PSD Purchase Agreement).

                 (viii) Investments consisting of non-cash consideration received pursuant to the SMD Sale.

          (g) Section 6.26 of the Credit Agreement is amended by amending subsections 6.26.1, 6.26.2, 6.26.3 and 6.26.4 thereof in their entirety to read as follows:

                 6.26.1. Interest Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to be less than 3.00 to 1 for each fiscal quarter ending on or prior to June 30, 2000; 3.25 to 1 for each fiscal quarter ending after June 30, 2000 and on or prior to March 31, 2001; 3.50 for the fiscal quarter ending June 30, 2001; 3.75 to 1 for the fiscal quarters ending September 30, 2001 and December 31, 2001; and 4.00 to 1 for each fiscal quarter ending after December 31, 2001.

                 6.26.2. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Interest Expense, plus (without duplication) scheduled maturities of principal of Consolidated Funded Indebtedness during such four fiscal quarter period, plus expense for taxes paid or accrued, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.15 to 1 for each fiscal quarter ending on or prior to June 30, 2001; and 1.25 to 1 for each fiscal quarter ending thereafter.

                 6.26.3. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of
          (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than: 4.75 to 1 for each fiscal quarter ending on or prior to March 31, 2000; 4.25 to 1 for the fiscal quarter ending June 30, 2000; 4.00 to 1 for the fiscal quarter ending

          September 30, 2000; 3.50 to 1 for each fiscal quarter ending after September 30, 2000 and on or prior to September 30, 2001; and 3.00 to 1 for each fiscal quarter ending after September 30, 2001.

                 6.26.4. Senior Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness minus Subordinated Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.50 to 1 for each fiscal quarter ending on or prior to March 31, 2000;
          3.00 to 1 for the fiscal quarter ending June 30, 2000; 2.75 to 1 for the fiscal quarter ending September 30, 2000; and 2.50 to 1 for each fiscal quarter ending on or after December 31, 2000.

          (h)    Exhibit A to the Credit Agreement is amended (i) in
     Part I.C thereof in the calculation of Excess Cash Flow by adding after the phrase "increase/decrease in Working Capital" the parenthetical phrase "(show adjustment for any changes in Working Capital resulting from Asset Sales or Permitted Acquisitions in reasonable detail on Schedule II)"; (ii) in Part II.A thereof by adding at the end of clause (1) the phrase "or to be used as consideration for a Permitted Acquisition"; (iii) in Part II.B thereof by deleting the reference to "Section 6.11(x)" in clause (3) thereof and substituting a reference to "Section 6.11(xii)" therefor; and (iv) in Part II.D thereof by deleting the reference to "Section 6.14(vii)" in clauses (3) and (4) thereof and substituting a reference to "Section 6.14(ix)" therefor.

          (i) Schedule 5.8 of the Credit Agreement is deleted in its entirety and Amended Schedule 5.8 attached hereto is substituted therefor.

          (j) Schedule 6.11 of the Credit Agreement is deleted in its entirety and Amended Schedule 6.11 attached hereto is substituted therefor.

          (k) Schedule 6.14 of the Credit Agreement is deleted in its entirety and Amended Schedule 6.14 attached hereto is substituted therefor.

     3. Waiver; Consent. The Lenders hereby waive any Default that may have arisen under Section 6.11 or 6.14 of the Credit Agreement prior to the effectiveness of this Amendment and consent to the SMD Sale to the extent that it otherwise would result in a Default under Section 6.13.

     4. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof (the "Effective Date") if, and only if, the Agent shall have received duly executed originals of this Amendment from the Borrower and the Required Lenders.

     5. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lenders that, as of the Effective Date and giving effect to this Amendment:

         (a)  there exists no Default or Unmatured Default; and

         (b) the representations and warranties contained in Article V of the Credit Agreement are true and correct as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct on and as of such earlier date.

     6.  Reference to and Effect on the Credit Agreement.

     6.1 Upon the effectiveness of this Amendment pursuant to Section 4 hereof, on and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

     6.2 Except as specifically waived or amended herein, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     6.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of (a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

     7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5 1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                         [Signature Pages Follow]

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment No. 2 as of the date first above written.

                                     BIO-RAD LABORATORIES, INC.



                                     By: /s/ Ronald Hutton
                                         Name:  Ronald W. Hutton
                                         Title: Treasurer


                                     BANK ONE, NA, as a Lender and as Agent



                                     By: /s/ Kandis A. Jeffrey
                                         Name:  Kandis A. Jeffrey
                                         Title: Vice President


                                     ABN AMRO BANK N.V., as a Lender



                                     By: /s/ Maria Vickroy-Peralta
                                         Name:  Mari Vickroy-Peralta
                                         Title: Vice President



                                     By: /s/ Sean P. Klimchalk
                                         Name:  Sean P. Klimchalk
                                         Title: Credit Officer


                                     UNION BANK OF CALIFORNIA, N.A.,
                                       as a Lender



                                     By: /s/ Carol A. Garrett
                                         Name:  Carol A. Garrett
                                         Title: Vice President



                        Amendment No. 2 to
                     Bio-Rad Laboratories, Inc.
                         Credit Agreement

                                     THE BANK OF NOVA SCOTIA, as a Lender



                                     By: /s/ R. P. Reynolds
                                        Name:  R. P. Reynolds
                                        Title: Director


                                     BANQUE NATIONALE DE PARIS,
                                       as a Lender



                                     By:/s/ Debra Wright
                                        Name:  Debra Wright
                                        Title: Vice President



                                     By: /s/ Sandra F. Bertram
                                        Name:  Sandra F. Bertram
                                        Title: Assistant Vice President


                                     COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK B.A., "RABOBANK
                                       INTERNATIONAL", NEW YORK BRANCH,
                                       as a Lender



                                     By:_________________________________
                                        Name:
                                        Title:



                                     By:_________________________________
                                        Name:
                                        Title:


                                     WELLS FARGO BANK,
                                       as a Lender



                                     By: /s/ Kenneth M. Lloyd
                                        Name:  Kenneth M. Lloyd
                                        Title: Vice President


                          Amendment No. 2 to
                        Bio-Rad Laboratories, Inc.
                           Credit Agreement

                                     COMERICA BANK-CALIFORNIA,
                                       as a Lender



                                     By: /s/ R. Michael Law
                                        Name:  R. Michael Law
                                        Title: Vice President


                                     CREDIT LYONNAIS NEW YORK BRANCH,
                                       as a Lender



                                     By: /s/ Robert J. Ivosevich
                                        Name:  Robert J.Ivosevich
                                        Title: Senior Vice President


                                     LLOYDS TSB BANK PLC, as a Lender



                                     By: /s/ Ian Dimmock
                                        Name:  Ian Dimmock
                                        Title: Vice President,
                                               Acquisition Finance D080



                                     By: /s/ David Rodway
                                        Name:  David Roday
                                        Title: Assistant Director R156


                                     THE NORTHERN TRUST COMPANY,
                                       as a Lender



                                     By: /s/ Candelario Martinez
                                        Name:  Candelario Martinez
                                        Title: Vice President


                                     U.S. BANK, NATIONAL ASSOCIATION,
                                       as a Lender



                                     By: /s/ Meredith N. Davis
                                        Name:  Meredith N. David
                                        Title: Vice President

                          Amendment No. 2 to
                        Bio-Rad Laboratories, Inc.
                           Credit Agreement